UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 1, 2023

Date of Report (Date of earliest event reported)

Limitless X Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9454 Wilshire Blvd., #300, Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 855-413-7030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On November 1, 2023, Limitless X Holdings, Inc. (the “Company”) entered into four Termination Agreements (collectively, the “Termination Agreements”) for the four Manufacturing and Distributorship License Agreements (collectively, the “License Agreements”) with each of Limitless Performance, Inc., Amarose, Inc., Divatrim, Inc., and SMILZ, Inc. (collectively, the “Licensors”).

Pursuant to the Termination Agreements, each of the Licensors agreed that: (i) all rights, licenses, and privileges granted to the Company under the License Agreements ceased and terminated as of October 1, 2023 (the “Termination Date”); (ii) the Company shall discontinue the use of the trademarks or marks granted to the Company pursuant to the License Agreements, provided, however, that the Company is allowed to sell its remaining finished product inventory of the Licensor’s products through November 30, 2023; (iii) all amounts due and owing pursuant to the License Agreement through the Termination Date shall remain; and (iv) the terms in the License Agreement that survive a termination, including the confidentiality and non-compete provisions, continue to remain enforceable following the Termination Date. The Company did retain its license for the brand, NZT-48.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Limitless X Holdings Inc.

Dated: November 3, 2023	By:	/s/ Jaspreet Mathur
Jaspreet Mathur
Chief Executive Officer